Exhibit 5.1

525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax

April 2, 2013

Standard Parking Corporation

900 North Michigan Avenue, Suite 1600

Chicago, Illinois 60611-1542

Re:                             Standard Parking Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Standard Parking Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling stockholders identified in the Registration Statement of up to 6,161,332 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  The Shares were issued to the selling stockholders pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 28, 2012, by and among the Company, KCPC Holdings, Inc., Hermitage Merger Sub, Inc. and Kohlberg CPC Rep, L.L.C., in its capacity as the stockholder representative.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the prospectus constituting a part of the Registration Statement, (c) the Merger Agreement, (d) a specimen certificate representing the Common Stock, (e) the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (f) the Fourth Amended and Restated Bylaws of the Company, as currently in effect, and (g) minutes and corporate records of proceedings of the Board of Directors of the Company relating to the Merger Agreement, the authorization and issuance of the Shares pursuant thereto, and related matters.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion concerning any other laws.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP